UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2016

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 7, 2016, S&P Global Inc. (the “Company”) completed the sale of J.D. Power and Associates (“J.D. Power”) to XIO Group, a global alternative investments firm. The Company entered into a definitive Stock and Asset Purchase Agreement (the “Purchase Agreement”) with Jefferson Bidco Inc. (the “Purchaser”), an affiliate of XIO Group, on April 15, 2016, pursuant to which the Purchaser agreed to acquire all the outstanding shares of J.D. Power, along with other assets dedicated to the J.D. Power business, from the Company (the “Transaction”). The Purchase Agreement provides that the Purchaser will pay an aggregate consideration of approximately $1.1 billion in cash to acquire J.D. Power, subject to working capital and certain other closing adjustments.

J.D. Power is a global marketing information services company providing performance improvement, social media and customer satisfaction insights and solutions.

A copy of the press release issued by the Company on September 7, 2016 relating to the completion of the sale of J.D. Power is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

In connection with completion of the Transaction, the Company announced that it has entered into an accelerated share repurchase (ASR) agreement with Morgan Stanley & Co. LLC to repurchase $750 million of its outstanding common stock. The final settlement of the transaction under the ASR agreement is expected to be completed no later than the first quarter of 2017. The ASR is part of the Company’s share repurchase program authorizing the repurchase of up to 50 million shares, as previously announced on December 4, 2013.

A copy of the press release issued by the Company on September 7, 2016 relating to the ASR agreement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.
The following pro forma financial information of the Company giving effect to its disposition of J.D. Power as required by Regulation S-X is furnished as a Exhibit 99.2 hereto:
Unaudited pro forma condensed consolidated balance sheet of S&P Global Inc. as of June 30, 2016 and unaudited pro forma condensed consolidated statements of income of S&P Global Inc. for the six months ended June 30, 2016 and for the year ended December 31, 2015.

(d) Exhibits.

Exhibit Number     Description
(99.1)             Press release dated September 7, 2016

(99.2)
Unaudited pro forma condensed consolidated balance sheet of S&P Global Inc. as of June 30, 2016 and unaudited pro forma condensed consolidated statements of income of S&P Global Inc. for the six months ended June 30, 2016 and for the year ended December 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.
/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: September 7, 2016